Exhibit 99.4

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On October 31, 2013, we completed our acquisition of substantially all of the outstanding equity of MacDermid, Incorporated (“MacDermid”) for approximately $1.8 billion (including the assumption of approximately $754 million of indebtedness, consisting primarily of MacDermid’s first lien credit facility), plus (i) approximately $100 million of contingent consideration tied to achieving certain EBITDA and stock trading price performance metrics over a seven year period following the closing of the acquisition and (ii) an interest in certain MacDermid pending litigation (the “MacDermid Acquisition”).

At the closing of the MacDermid Acquisition on October 31, 2013, we paid approximately $925 million in cash and delivered approximately $100 million of new equity. The equity issued primarily consisted of shares of common stock of a then wholly-owned subsidiary of Platform that may be exchanged for shares of Platform common stock at future specified dates beginning one year after the closing. In addition, we acquired the remaining 3% of MacDermid in March 2014, pursuant to the terms of an Exchange Agreement, dated October 25, 2013, between us and the fiduciaries of the MacDermid, Incorporated Profit Sharing and Employee Savings Plan (the “401K Plan”). Most of the 401K Plan participants received shares of our common stock for their interests in MacDermid. We funded the cash portion of the purchase price and related transaction expenses with a combination of cash on hand and approximately $137 million of proceeds from a warrant exchange offer.

On November 3, 2014, we completed the acquisition of certain legal entities and other assets and liabilities that comprise the Chemtura AgroSolutions business (“CAS”), from Chemtura Corporation, a Delaware corporation (“Chemtura”), (the “CAS Acquisition”), for approximately $1 billion, consisting of $950 million in cash, subject to working capital and other adjustments, plus two million shares of Platform common stock, $.01 par ("CAS Shares"). We funded the cash portion of the purchase price and related transaction expense with a combination of cash on hand and approximately $389 million of senior term debt under our Second Amended and Restated Credit Agreement ("Second Amendment"), approximately $259 million of which is expected to be denominated in Euros.

In October 2014, we entered into the Arysta Acquisition Agreement to acquire all of the outstanding common stock of Arysta ("Arysta") for approximately $3.5 billion, consisting of $2.9 billion of cash and $600 million of convertible preferred stock.  We intend to fund the cash portion of the purchase price and related transaction expenses with a combination of cash on hand, the proceeds from the issuance of common stock of $350 million ("Common Stock Offering"), $900 million of senior unsecured notes ("Bonds"), and $1.1 billion of senior secured term debt ("Incremental Term Debt").

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and for the fiscal year ended December 31, 2013 give effect to the MacDermid Acquisition, CAS Acquisition, and the Arysta Acquisition as if they had been consumated on January 1, 2013. The unaudited pro forma condensed combined balance sheet as of June 30, 2014 gives effect to the CAS Acquisition and Arysta Acquisition as if it had been consumated on June 30, 2014.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2014 were derived from our unaudited consolidated financial statements and the unaudited combined and consolidated statement of operations of CAS and Arysta, respectively. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 (inclusive of both the Successor 2013 and Predecessor 2013 Periods) were derived from our consolidated statement of operations and the audited consolidated statement of operations of CAS and Arysta. The unaudited pro forma statements of operations and balance sheet do not reflect the completed acquisition on October 1, 2014 of Percival S.A., a Belgium société anonyme ("Percival"), including Percival's agrochemical business, Agriphar, or the related financing because the acquisition is not significant as defined by Rule 3-05 of Regulation S-X. The unaudited pro forma condensed consolidated financial information presented below should be read in conjunction with our “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

The pro forma adjustments are described in the accompany notes and include the following:

● The preliminary allocation of the purchase price to the CAS balance sheet as shown below:

(in millions)

Current assets	$346
Identifiable intangible assets	440
Goodwill	316
Property, plant, and equipment	14
Other long-term assets	6
Total assets	$1,122
Current liabilities	81
Other liabilities	42
Total liabilities	$123
Total consideration	$999

● The preliminary allocation of the purchase price to the Arysta balance sheet as shown below:

(in millions)

Current assets	$1,296
Identifiable intangible assets	1,596
Goodwill	1,757
Property, plant, and equipment	81
Other long-term assets	100
Total assets	$4,830
Current liabilities	577
Other liabilities	562
Total liabilities	$1,139
Noncontrolling interest	60
Total liabilities and noncontrolling interest	$1,199
Total consideration	$3,631

The Company has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities expected to be acquired in the CAS Acquisition, the Arysta Acquisition, and the related allocations of purchase price. Additionally, a final determination of the fair value of assets acquired and liabilities acquired will be based on the actual net tangible and intangible assets and liabilities of CAS and Arysta that exist as of the dates of the CAS Acquisition and Arysta Acquisition. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts and their useful lives will result in adjustments, which may be material, to the balance sheet and/or the statement of operations.

Pro forma adjustments to historical financial information are subject to assumptions described in the notes following the unaudited proforma financial statements. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The principal adjustments consist of the following:

-
The completion of the MacDermid Acquisition, CAS Acquisition, and Arysta Acquisition for the statements of operations, and the completion of the CAS Acquisition and Arysta Acquisition for the balance sheet in each case because the MacDermid Acquisition is included in the condensed consolidated balance sheet as of June 30, 2014;

-	Borrowings under the Second Amendment;

-	The issuance of 25.5 million shares (defined terms) of Platform common stock ("PIPE");

-
The anticipated financing related to the Arysta Acquisition in the form of the Common Stock Offering, Bonds, and Incremental Term Debt, which is backed by committed bridge financing of $2.3 billion, ("Bridge Financing").

-	The amendment to and assumption of MacDermid's first lien credit facility for the MacDermid Acquisition and the amendment to such facility in connection with the CAS Acquisition;

-
An adjustment to the results of operations to remove Platform's recording of a one-time, non-cash expense estimated to be approximately $172 million upon the closing of the MacDermid Acquisition, which represents the fair value of the founder preferred dividend rights at that time, as this will not have an ongoing impact on the statement of operations. Future dividends payable in Platform common shares will be recorded in equity.

The unaudited pro forma condensed consolidated financial statements are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what our financial position or results of operations would have been had the transactions occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be relied upon as a representation of our future performance.

PLATFORM SPECIALTY PRODUCTS CORPORATION
UNAUDITED PRO FORMA BALANCE SHEET AS OF JUNE 30, 2014

(In thousands)	Platform (Historical)	CAS (Historical)	Arysta (Historical)	CAS Adjustments		Arysta Adjustments			Common Stock Offering(1)			Bonds(1)			Incremental Term Debt(1)			Pro forma Balance Sheet
Assets

Cash and cash equivalents	$642,760	$7,825	$184,207	$386,975	CA	$			$			$			$			$
				651,400	CB
				(3,226)	CC		(124,207)	AA								1,089,000	TA
				(950,000)	CD		(2,910,000)	AB		339,500	UA		884,250	BA		(13,750)	TB		184,734
Accounts receivable, net	142,011	205,777	738,722																1,086,510
Inventories	80,511	102,822	301,647	34,758	CE
				(25,583)	CF		135,741	AC											629,896
Prepaid expenses and other current assets	24,262	20,434	59,650				(6,000)	AD
							25,638	AE
							2,457	AF											126,441
Total current assets	889,544	336,858	1,284,226	94,324			(2,876,371)			339,500			884,250			1,075,250			2,027,581

Property, plant, and equipment, net	133,641	23,799	81,029	(10,206)	CG														228,263
Goodwill	1,004,354		831,862	276,781	CH		(831,862)	AG
				39,097	CI		1,403,586	AH
							353,413	AI											3,077,232
Intangible assets, net	699,443	29,306	568,762	(29,306)	CJ		(568,762)	AJ
				440,000	CK		1,596,000	AK											2,735,443
Other assets	39,707	9,666	99,922	2,726	CC
				(4,064)	CL								15,750	BA		9,827	TB		173,534
Total Assets	$2,766,689	$399,629	$2,865,801	$809,352			$(923,996)			$339,500			$900,000			$1,085,077			$8,242,052

Liabilities and Shareholders' Equity

Current portion of long-term debt and capital leases	7,953		56,336	3,890	CM		(56,336)	AL								11,000	TC		22,843
Accounts payable, accrued expenses, and other	107,372	80,680	576,857				(6,000)	AD											758,909
Total current liabilities	115,325	80,680	633,193	3,890			(62,336)			-			-			11,000			781,752

Long-term debt and capital lease obligations	740,497		1,758,900	386,975	CA											1,089,000	TA
				(3,890)	CM		(1,758,900)	AL					900,000	BA		(11,000)	TC		3,101,582
Other long-term liabilities	284,666	2,749	198,434	39,097	CI		353,413	AI
							25,638	AE
							10,000	AN
							2,457	AF
							183,950	AM											1,100,404
Total Liabilities	1,140,488	83,429	2,590,527	426,072			(1,245,778)			-			900,000			1,089,000			4,983,738

Stockholder's Equity
Preferred shares - Class A	20																		20
Preferred shares - Class B							6	AM											6
Common shares	1,353			20	CN
				255	CB					144	UA								1,772
Additional paid in capital	1,703,483		1,065,779	48,560	CN		(1,065,779)	AO
				651,145	CB		536,987	AM		339,356	UA					(3,923)	TB		3,275,608
Retained deficit	(202,016)		(828,228)	(500)	CC		838,228	AO
							(10,000)	AN											(202,516)
Accumulated other comprehensive income	24,372		6,184				(6,184)	AO											24,372
Parent net investment		316,200		(316,200)	CO
Total stockholders' equity	1,527,212	316,200	243,735	383,280			293,258			339,500			-			(3,923)			3,099,262
Noncontrolling interests	98,989		31,539				28,524	AP											159,052
Total equity	1,626,201	316,200	275,274	383,280			321,782			339,500			-			(3,923)			3,258,314
Total liabilties and stockholders' equity	$2,766,689	$399,629	$2,865,801	$809,352			$(923,996)			$339,500			$900,000			$1,085,077			$8,242,052

(1) Platform anticipates financing a portion of the cash consideration for the Arysta Acquisition with the Common Stock Offering, Bonds, and Incremental Term Debt as reflected in this pro forma balance sheet. Platform also has committed Bridge Financing; however, we believe it is unlikely that the Bridge Financing will be drawn upon.

PLATFORM SPECIALTY PRODUCTS CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014

	Platform (Historical)	CAS (Historical) (1)	Arysta (Historical) (2)	CAS Adjustments (3)			Arysta Adjustments			Bonds(4)			Incremental Term Debt(4)			Pro forma Consolidated

(In thousands except per share data)
Net sales	$372,858	$240,134	$699,646	$			$			$			$			$1,312,638
Cost of sales	191,949	142,746	438,958		(11,956)	CP										761,697
Gross profit	180,909	97,388	260,688		11,956			-			-			-		550,941

Operating expenses:
Selling, technical, general, and administrative
	158,811	43,349	172,115		(9,600)	CQ
					(2,684)	CR		(28,479)	AQ
					18,480	CS		67,000	AR							418,992
Research and development	12,096	4,835	4,356													21,287
Equity loss (income)		144	(174)		(144)	CL										(174)
Other	404		644													1,048
Total operating expense	171,311	48,328	176,941		6,052			38,521			-			-		441,153

Operating profit	9,598	49,060	83,747		5,904			(38,521)								109,788

Other (expense) income:
Interest, net	(15,404)	(90)	(45,085)		93	CT
					(8,510)	CU		79,782	AS		(29,250)	BB		(24,910)	TD	(43,374)
Other (expense) income, net	(601)	3,473	(22,185)													(19,313)
	(16,005)	3,383	(67,270)		(8,418)			79,782			(29,250)			(24,910)		(62,687)

(Loss) income before income taxes and non-controlling interests	(6,407)	52,443	16,477		(2,514)			41,261			(29,250)			(24,910)		47,701
Income tax benefit (provision)	1,947	(18,537)	(35,745)		990	CV		$(12,539)	AT		8,889	BC		7,570	TE	(47,424)
Net (loss) income	(4,460)	33,906	(19,268)		(1,523)			28,722			(20,361)			(17,340)		(323)
Net (income) loss attributable to non-controlling interest	(3,334)		(3,625)													(6,959)
Net (loss) income attributable to common shareholders	$(7,794)	$33,906	$(22,893)		$(1,523)			$28,722			$(20,361)			$(17,340)		$(7,282)

(Loss) Earnings Per Share
Basic	$(0.07)	n/a	n/a		n/a			n/a			n/a			n/a		$(0.04)
Diluted	$(0.07)	n/a	n/a		n/a			n/a			n/a			n/a		$(0.04)

Weighted average shares outstanding (millions)
Basic	118	n/a	n/a		n/a			n/a			n/a			n/a		163	SA
Diluted	118	n/a	n/a		n/a			n/a			n/a			n/a		163	SB

(1) The historical statement of operations of CAS presents cost of goods sold (excluding depreciation) of $138,885 as an operating expense. For purposes of this pro forma, this amount plus $3,861 of related depreciation is presented as cost of sales to present gross profit for the business to be acquired.
(2) Adjustments to convert the IFRS basis to US GAAP basis are included in the Arysta adjustments column.
(3) The CAS Adjustment column includes adjustment CP for the ongoing effect of the MacDermid Acquisition that is otherwise included in the Platform historical amounts for the six months ended June 30, 2014.
(4) Platform anticipates financing a portion of the cash consideration for the Arysta acquisition with the Common Stock Offering, Bonds, and Incremental Term Debt as reflected in this pro forma balance sheet. Platform also has Bridge Financing available; however, we believe it is unlikely that the Bridge Financing will be drawn upon. If Platform is unavailable to finance a portion of the cash consideration for Arysta as anticipated, the net loss to common shareholders on a pro forma basis may increase by up to approximately $25 million. The amount of loss is dependent on several factors, including the terms of the Bridge Financing and whether alternative sources of equity or debt financing are available.

PLATFORM SPECIALTY PRODUCTS CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

	Platform (Historical) (1)	MacDermid (Historical) (2)	Combined Successor and Predecessor Income Statement	CAS (Historical) (3)	Arysta (Historical) (4)		MacDermid Adjustments			CAS Adjustments		Arysta Adjustments			Bonds (5)			Incremental Term Debt (5)		Pro forma Consolidated
	Successor	Predecessor
(In thousands except per share data)
Net sales	$118,239	$627,712	$745,951	$449,255	$1,508,925	$			$		$			$			$			$2,704,131
Cost of sales	82,587	304,875	387,462	282,673	979,335		(23,912)	MA
							3,226	MB												1,628,784
Gross profit	35,652	322,837	358,489	166,582	529,590		20,686			-		-			-			-		1,075,347

Operating expenses:
Selling, technical, general, and administrative	54,521	207,554	262,075	71,778	338,893		(247)	MC
							(9,317)	MD
							(32,125)	ME
							(31,254)	MF
							57,500	MG		(6,796)	CR	(56,958)	AQ
							626	MB		36,960	CS	134,000	AR							765,135
Non-cash charge related to preferred stock dividend rights	172,006		172,006				(172,006)	MH

Research and development	3,995	19,898	23,893	13,243	8,866		(24)	MB												45,978
Equity income				(1,020)	(783)					1,020	CL									(783)
Other	762	3,636	4,398	(271)	45,030															49,157
Total operating expense	231,284	231,088	462,372	83,730	392,006		(186,847)			31,184		77,042			-			-		859,487

Operating (loss) profit	(195,632)	91,749	(103,883)	82,852	137,584		207,533			(31,184)		(77,042)			-			-		215,860

Other (expense) income:
Interest, net	(5,372)	(45,929)	(51,301)	(208)	(110,302)		51,776	MI		185	CT
							(30,631)	MJ		(17,020)	CU	134,595	AS		(58,500)	BB		(49,819)	TD	(131,225)
Loss on extinguishment of debt		(18,788)	(18,788)																	(18,788)
Other (expense) income, net	(440)	(557)	(997)	(6,548)	(61,020)															(68,565)
	(5,812)	(65,274)	(71,086)	(6,756)	(171,322)		21,145			(16,835)		134,595			(58,500)			(49,819)		(218,578)

(Loss) income before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares	(201,444)	26,475	(174,969)	76,096	(33,738)		228,678			(48,019)		57,553			(58,500)			(49,819)		(2,718)

Income tax benefit (provision)	5,819	(12,961)	(7,142)	(29,241)	(47,593)		(16,014)	MK		17,668	CV	($17,490)	AT		17,778	BC		15,140	TE	(66,893)
Net (loss) income	(195,625)	13,514	(182,111)	46,855	(81,331)		212,664			(30,351)		40,063			(40,722)			(34,679)		(69,611)
Net loss (income) attributable to non-controlling interests	1,403	(295)	1,108		(9,194)		(861)	ML												(8,947)

Net (loss) income attributable to shareholders	(194,222)	13,219	(181,003)	46,855	(90,525)		211,803			(30,351)		40,063			(40,722)			(34,679)		(78,558)
Accrued payment-in-kind dividend on cumulative preferred shares
		(22,454)	(22,454)				22,454	MM
Net (loss) income attributable to common shareholders	$(194,222)	$(9,235)	$(203,457)	$46,855	$(90,525)		$234,257			$(30,351)		$40,063			$(40,722)			$(34,679)		$(78,558)

(Loss) Earnings Per Share
Basic	$(2.10)	n/a	n/a	n/a	n/a		n/a			n/a		n/a			n/a			n/a		$(0.54)
Diluted	$(2.10)	n/a	n/a	n/a	n/a		n/a			n/a		n/a			n/a			n/a		$(0.54)

Weighted average shares outstanding (millions)
Basic	93	n/a	n/a	n/a	n/a		n/a			n/a		n/a			n/a			n/a		146	SC
Diluted	93	n/a	n/a	n/a	n/a		n/a			n/a		n/a			n/a			n/a		146	SD

(1) Historical Platform amounts included in the audited income statement of Platform reflect operations for the period from April 23, 2013 (date of inception) through December 31, 2013 (Successor Period).
(2) Historical MacDermid amounts included in the audited income statement of MacDermid reflect operations for the period from January 1, 2013 through October 31, 2013, date of acquisition by Platform (Predecessor Period).
(3) The historical statement of operations of CAS presents cost of goods sold (excluding depreciation) of $275,106 as an operating expense. For purposes of this pro forma, this amount plus $7,567 of related depreciation is presented as cost of sales to present gross profit for the business to be acquired.
(4) Adjustments to convert the IFRS basis to US GAAP basis are included in the Arysta adjustments column.
(5) Platform anticipates financing a portion of the cash consideration for the Arysta acquisition with the issuance of Common Stock Offering, Bonds, and Incremental Term Debt as reflected in this pro forma balance sheet. Platform also has committed Bridge Financing; however, we believe it is unlikely that the Bridge Financing will be drawn upon. If Platform is unavailable to finance a portion of the cash consideration for Arysta as anticipated, the net loss to common shareholders on a pro forma basis may increase by up to approximately $45 million. The amount of loss is dependent on several factors, including the terms of the Bridge Financing and whether alternative sources of equity or debt financing are available.

CAS Adjustments

CA	Reflects borrowings under the Second Amendment to finance a portion of the cash purchase price of CAS, net of estimated original issue discount of $2.1 million;

CB	Represents net proceeds from the PIPE of Platform common stock, $.01 par, net of $0.25 million of issuance costs;

CC
Reflects the deferred financing costs of $2.7 million and expenses of $0.5 million related to the borrowings under the Second Amendment to finance a portion of the CAS purchase price and for access to an incremental $125 million of revolving line of credit obtained in conjunction with the acquisition of CAS.

CD	Reflects the cash paid to the sellers as part of the consideration for the CAS Acquisition.

CE	Reflects management's preliminary estimate of the profit in CAS inventory step-up to fair value as of June 30, 2014.

CF	Reflects raw materials and work-in-process inventory retained by Chemtura following the closing of the CAS Acquisition, in conjunction with supply agreements entered into with Chemtura.

CG	Reflects the net book value of land and buildings retained by Chemtura.

CH
Reflects the preliminary estimated goodwill associated with the CAS Acquisition excluding the effect of deferred taxes (see Note CI).  Such amount was calculated as the difference between the estimated allocation of purchase price to net tangible and intangible assets ($722 million) excluding the deferred tax liability calculated in Note CI and the total consideration paid for CAS ($999 million).

CI
Reflects the estimated deferred tax liability associated with the temporary difference created by the preliminary step-up to fair value of intangible assets acquired of $111 million and other acquired tangible assets of $2.5 million less $2.8 million of tangible assets retained by Chemtura for financial reporting purposes that does not increase the related tax basis based upon the effective tax rate of CAS for the six months ended June 30, 2014.  The remaining step-up of intangibles and tangible assets does not create a temporary difference.

CJ	Reflects the elimination of the historical intangibles of CAS.

CK	Reflects management's preliminary estimated fair value of the intangible assets of CAS as of the closing of the CAS Acquisition:

(In thousands)
Intangible Assets
Trade names-indefinite lives	$5,000
Technology (7-10 years)	$85,000
Customer relationships (8-20 years)	$350,000

CL	Reflects investments in and related earnings of unconsolidated subsidiaries of CAS not acquired with the CAS Acquisition.

CM	Reflects the reclassification of the Second Amendment that amortizes within a year.

CN
Reflects issuance of the CAS shares to the sellers as part of the consideration for the CAS Acquisition based upon the closing price per share of Platform common stock as of October 17, 2014 of $24.29.

CO	Reflects the elimination of historical CAS equity.

CP	Reflects the elimination of manufacturer's profits in inventory adjustments in connection with MacDermid of $11,956 for the six months ended June 30, 2014.

CQ
Reflects the elimination of non-recurring CAS acquisition-related expenses, including but not limited to financial advisory, legal and accounting fees, recorded during the six months ended June 30, 2014.

CR	Reflects the elimination of the historical amortization expenses on CAS's intangible assets.

CS	Reflects amortization expense to be recorded in conjunction with the estimated fair value of the intangible assets of CAS:

(In thousands)
Intangible Assets	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$5,000	$—
Technology (7-10 years)	$85,000	$10,250
Customer relationships (8-20 years)	$350,000	$26,710

Annual amortization is calculated as estimated fair value divided by the calculated life of the related asset.

CT	Reflects the elimination of interest expense related to debt not assumed from Chemtura in conjunction with the CAS Acquisition.

CU	Reflects interest expense related to the Second Amendment funded a portion for the cash purchase price for the CAS Acquisition comprised of the following:
•
Interest on the incremental US Dollar borrowings under the first lien debt of $130 million at a rate of approximately 4.00% and on the Euro denominated first lien debt of $259 million equivalent at a rate of approximately 4.25% based on the terms of the credit agreement. These interest rates are based on an applicable margin of 3% applied to a LIBOR floor of 1% and are variable in nature.  The pre-tax effect of a 1/8% change effective interest rate would be $0.5 million annually.

•	Amortization of estimated deferred financing fees of $2 million and estimated original issuance discount of $2 million for the first lien term debt over the six year term of the loan.
•
Amortization of estimated deferred financing fees of $0.6 million for access to an incremental $125 million of revolving line of credit anticipated to be obtained in conjunction with the acquisition of CAS over the 4-year term of the facility.

CV
Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments.  The tax rate applied is based upon the effective tax rate of CAS for the historical period presented of 38% and 35% for the year ended December 31, 2013 and the six months ended June 30, 2014, respectively. These rates were applied to acquisition costs, amortization, interest expense, and the earnings of unconsolidated subsidiaries not being acquired.

Arysta Adjustments

AA	Reflects management's estimate of the amount of cash that will be retained by the seller of Arysta.

AB	Reflects the cash to be paid to the sellers as part of the consideration for the Arysta Acquisition.

AC	Reflects management's preliminary estimate of the profit in Arysta inventory step-up to fair value as of June 30, 2014.

AD	As Arysta financial statements are reported in IFRS, reflects management's estimate of the offset of derivative asset and liabilities required pursuant to US GAAP that is prohibited for IFRS.

AE	As Arysta financial statements are reported in IFRS, reflects management's estimate of the offset of deferred tax assets and liabilities required pursuant to US GAAP that is prohibited for IFRS.

AF	Reflects management's estimate of deferred taxes related to intercompany profits that are reclassified as current assets pursuant to US GAAP.

AG	Reflects the elimination of Arysta's historical goodwill.

AH
Reflects the preliminary estimated goodwill associated with Arysta excluding the effect of deferred taxes (see Note AI).  Such amount was calculated as the difference between the estimated allocation of purchase price to net tangible and intangible assets ($2.2 billion) excluding the deferred tax liability calculated in Note AI and the total consideration paid for Arysta ($3.6 billion).

AI
Reflects the estimated deferred tax liability associated with the preliminary step up to fair value of intangible assets, excluding goodwill related to acquisitions of stock of $969 million and other acquired tangible assets of $136 million based upon the effective tax rate of Platform for the six months ended June 30, 2014.

AJ	Reflects the elimination of the historical intangibles at Arysta as of the closing of the Arysta Acquisition.

AK	Reflects management's preliminary estimated fair value of the intangible assets of Arysta as of the closing of the Arysta Acquisition:

(In thousands) Intangible Assets
Trade names-indefinite lives	$18,000
Technology (7-10 years)	$308,000
Customer relationships (8-20 years)	$1,270,000

AL	Reflects the elimination of debt not expected to be assumed in conjunction with the Arysta Acquisition.

AM
Reflects the issuance of $600 million of Platform preferred stock, $1,000 par, that is convertible into Platform common stock plus cash for the deficit, if any, between the value of our common stock and $27.14, to the sellers as part of the consideration for the Arysta Acquisition. The cash feature represents an embedded derivative liability of $184 million. Accordingly, additional paid in capital is adjusted for the difference between the fair value of Platform's common stock underlying the preferred stock of $537 million, which is based on Platform’s closing stock price of $24.29 as of October 17, 2014, less the par amount of the preferred stock.

AN	As Arysta financial statements are reported in IFRS, reflects management's estimate of uncertain tax positions pursuant to US GAAP that is not required for IFRS.

AO	Reflects elimination of Arysta historical equity which includes the $10 million adjustment in Note AN.

AP	Reflects management’s preliminary estimate of the fair value of the non-controlling interest of Arysta that is anticipated to remain outstanding subsequent to the Arysta Acquisition.

AQ	Reflects elimination of historical amortization expenses related to Arysta's intangible assets.

AR	Reflects amortization expense to be recorded in conjunction with the estimated fair value of the intangible assets of Arysta:

(In thousands)
Intangible Assets	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$18,000	$—
Technology (7-10 years)	$305,000	$36,300
Customer relationships (8-20 years)	$1,257,000	$94,700

Annual amortization is calculated as estimated fair value divided by the calculated life of the related asset.

AS	Reflects elimination of historical interest expense at Arysta for indebtedness not assumed at closing.

AT
Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. The tax rate applied is based upon the effective tax rate of Platform for the historical period presented of 30.4% and for the period ended June 30, 2014. This rate was as Arysta’s historical rate is not meaningful for purposes of pro forma adjustments.

Bonds Adjustments

BA	Reflects the anticipated issuance of $900 million of Bonds to fund a portion of the Arysta purchase price, net of deferred financing fees of $15.8 million.

BB	Reflects the interest expense related to the Bonds anticipated to be issued to fund a portion for the cash purchase price for the Arysta Acquisition comprised of the following:
•	Interest on the $900 million of bonds anticipated to be issued at a rate a fixed rate of approximately 6.25%.
•	Amortization of estimated deferred financing fees of $15.7 million over the anticipated 8 year term of the bonds.

BC
Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. The tax rate applied is based on the effective tax rate of Platform for the historical period of 30.4%, as the historical tax rate of Arysta is not meaningful for pro forma adjustments.

Common Stock Adjustments

UA	Reflects the anticipated issuance of 14.4 million shares of Platform common stock, $.01 par, for proceeds of $340 million, which is net of fees of $10.5 million.

Term Debt Adjustments

TA	Reflects Incremental Term Debt to be issued to finance a portion of the cash purchase price of Arysta, net of estimated original issue discount of $11 million.

TB
Reflects the deferred financing costs, of $9.8 million and expenses of $3.9 million related to the anticipated Incremental Term Debt to finance a portion of the Arysta purchase price and for access to an incremental $125 million of revolving line of credit anticipated to be obtained in conjunction with the Arysta Acquisition.

TC	Reflects the reclassification of the portion of the anticipated senior term debt to be issued to finance a portion of the cash purchase price of Arysta that amortizes within a year.

TD	Reflects the interest expense related to the anticipated issuance of Incremental Term Debt to fund a portion of the cash purchase price of the Arysta Acquisition comprised of the following
•	Interest on the incremental borrowing under the senior term debt of $1.1 billion at a rate of 4.25% based on the anticipated terms of the credit agreement. The interest rate is based on an applicable margin of 3.25% applied to a LIBOR floor of 1% and is variable in nature. The pre-tax effect of a 1/8% change in effective interest rate would be $1.4 million annually.
•
Amortization of estimated deferred financing fees of $13.8 million and estimated original issuance discount of $11 million over the anticipated 7 year term of the senior term debt and 4 year term of the revolving line of credit.

TE
Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments.  The tax rate applied is based on the effective tax rate of Platform for the historical period June 30, 2014 of 30.4%, as the historical tax rate of Arysta is not meaningful for pro forma adjustments.

MacDermid Adjustments

MA	Reflects elimination of manufacturer's profit in inventory adjustment in connection with MacDermid of $23.9 million for the year ended December 31, 2013.

MB	Reflects incremental depreciation expense in connection with fair value increases to fixed assets resulting from the MacDermid Acquisition.

MC	Reflects elimination of stock based compensation expense for director options that vested upon closing of the MacDermid Acquisition.

MD	Reflects elimination of predecessor stock based compensation expense for awards that vested upon closing of the MacDermid Acquisition.

ME
Reflects elimination of non-recurring MacDermid acquisition-related expenses, including but not limited to financial advisory, legal and accounting fees recorded during the year ended December 31, 2013.

MF	Reflects elimination of recorded amortization expenses on MacDermid’s intangible assets.

MG
Reflects amortization expense associated with the estimated fair value of the intangible assets of MacDermid based on an outside valuation by a third party obtained by Platform subsequent to closing as follows:

(In thousands)
Intangible Assets	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$70,800	$—
Technology (7-10 years)	$164,200	$19,800
Customer relationships (8-20 years)	$494,000	$37,700

Annual amortization is calculated as estimated fair value divided by the calculated life of the related asset.

MH
Reflects Platform’s recording of a one-time, non-cash expense of $172 million upon the closing of the MacDermid Acquisition, which represents the fair value of the founder preferred share dividend rights at that time. As this will not have an ongoing impact on the statement of operations, it is presented as an adjustment in the pro forma statements of operations. This estimate was calculated using a Monte Carlo simulation that simulates the daily price of shares over the potential dividend period with an estimate of volatility and interest to arrive at an estimated fair value of future dividend payments as of October 31, 2013.

MI	Reflects the elimination of recorded interest expense at MacDermid for indebtedness not assumed at closing.

MJ	Reflects interest expense related to indebtedness assumed in the MacDermid Acquisition comprised of the following:
•
Interest on the first lien debt of $753 million at a rate of approximately 4% based on the terms of the credit agreement. Such interest rate is based on an applicable margin of 3% applied to a LIBOR floor of 1% and is variable in nature.  The pre-tax effect of a 1/8% change effective interest rate would be $0.9 million annually.

•	Amortization of deferred financing fees of $1.8 million for the first lien term debt over the five year life of the loan.
•	Interest on other assumed indebtedness ($44,000 of interest annually).

MK
Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments.  The tax rate applied is based upon the estimated applicable statutory tax rates. The Company’s estimated United States statutory tax rate of approximately 38% was applied to interest expense in the United States, where the debt resides as well as to the portion of acquisition costs which were incurred in the United States and to stock compensation. Additionally, the applicable blended rates were applied to inventory, amortization, depreciation, and predecessor stock compensation.

ML
Reflects the non-controlling interest represented by equity interests in a subsidiary of Platform provided as a portion of the consideration of the MacDermid Acquisition. Such equity interest represents 6.76% of MacDermid multiplied by the pro forma MacDermid pro forma adjustments excluding the adjustments in Note MD, ME, and MH that relate to Platform expenses.

MM	Reflects the elimination of dividends paid to sellers for an equity interest which has been repaid and eliminated in conjunction with the MacDermid Acquisition.

Weighted Average Share Adjustments

SA
Represents the number of Platform ordinary shares outstanding at January 1, 2014 (which were converted into shares of Platform common stock upon our domestication) plus 2 million shares of Platform common stock issued in exchange for the remaining outstanding equity interests of MacDermid owned by the MacDermid 401K Plan during 2014, 16 million warrants exercised during 2014, 2 million shares issued in connection with the CAS Acquisition, 25.5 million shares issued or to be issued for general corporate purposes, and 14.4 million shares anticipated to be issued in connection with common stock offering.

SB	Represents the basic shares described in Note SA. Because the pro forma statement of operations reflects a loss, the amount excludes all potentially dilutive common stock.

SC
Represents 88.5 million Platform ordinary shares issued in Platform’s initial public offering (which were converted into shares of Platform common stock upon our domestication) plus 14 million Platform ordinary shares (which were converted into shares of Platform common stock upon our domestication ) issued in connection with Platform’s warrant exchange offer (the proceeds of which were used to fund a portion of the cash consideration for the MacDermid Acquisition), 2 million shares of Platform common stock issued in exchange for the remaining outstanding equity interests of MacDermid owned by the MacDermid 401K Plan, 2 million shares expected to be issued in connection with the CAS Acquisition, 25.5 million shares issued or to be issued for general corporate purposes, and 14.4 million shares anticipated to be issued in connection with common stock offering.

SD	Represents the number of basic shares as described in Note SC. Because the pro forma statement of operations reflects a loss, the amount excludes all potential dilutive common stock.